Exhibit 99.1

For Immediate Release

SUMMER INFANT, INC. TO SEPARATE UNITS INTO

COMPONENT PARTS EFFECTIVE MARCH 28, 2008

Woonsocket, RI, March 18, 2008 — Summer Infant, Inc. (the “Company”) (Nasdaq: SUMR, SUMRU, SUMRW) announced that, effective March 28, 2008, the Company’s Units (Nasdaq:  SUMRU) will be separated into its component securities.  The Units are comprised of one share of Common Stock (Nasdaq:  SUMR) and two Warrants (Nasdaq:  SUMRW).  As a result, beginning on that date, the Units will cease trading and Unit holders’ accounts, in lieu of the Units, will reflect ownership of the Common Stock and Warrants, which will continue to trade as before.

About Summer Infant, Inc.

Based in Woonsocket, Rhode Island, the Company is a designer, marketer and distributor of branded durable juvenile health, safety and wellness products (for ages 0-3 years), which are sold principally to large U.S. retailers.  The Company currently sells proprietary products in a number of different categories, including nursery audio/video monitors, safety gates, durable bath products, bed rails, infant thermometers and related health and safety products, booster and potty seats, soft goods, bouncers, strollers, highchairs and swings.

Contact:

Joe Driscoll

Chief Financial Officer

Summer Infant, Inc.

(401) 671-6922

or

Devlin Lander

Integrated Corporate Relations

(415) 292-6855